UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 10, 2010

WINN-DIXIE STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-3657	59-0514290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of Principal Executive Offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Distribution of Share Reserve for Allowed Unsecured Claims

On February 21, 2005 (the “Petition Date”), Winn-Dixie Stores, Inc. (the “Company”), and 23 then-existing direct and indirect wholly-owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (“Chapter 11” or the “Bankruptcy Code”) in the United States Bankruptcy Court (the “Court”). On November 9, 2006, the Court entered its order confirming the Debtors’ modified plan of reorganization (the “Plan” or the “Plan of Reorganization”). The pre-petition claims are evidenced in the schedules of liabilities filed by the Debtors and by proofs of claim filed by creditors. Claims that were not objected to by the deadline established in the Plan (January 22, 2007, for most claims) are deemed to be allowed claims. Claims that were objected to are allowed or disallowed through a claims resolution process established by the Court. Pursuant to objections filed by the Debtors, the Court has reduced, reclassified and/or disallowed a significant number of claims for varying reasons, including claims that were duplicative, amended, without merit, misclassified or overstated.

As previously disclosed, pursuant to the terms of the Plan, in November 2006, the Company issued 54.0 million shares of its common stock to its disbursing agent for distribution to unsecured creditors. These shares were issued to the disbursing agent without registration under the Securities Act of 1933, and shares distributed by the disbursing agent are generally freely tradeable by the person receiving those shares.

As of January 6, 2010, 46.9 million shares had been distributed by the disbursing agent to holders of allowed unsecured claims, and 7.1 million shares were held in reserve by the disbursing agent to satisfy remaining disputed unsecured claims. Under the terms of the Plan, holders of previously disputed unsecured claims that are subsequently allowed receive distributions no less frequently than quarterly. If the Debtors determine that sufficient shares remain in reserve for resolution of any remaining disputed claims, any excess shares will be distributed pro rata to the claimants holding allowed claims, based on the number of shares they received pursuant to the Plan. Based on recent settlements of unsecured claims, the Company now expects that, during its quarter ending June 30, 2010, approximately 6.5 million shares will be distributed from the reserve to persons previously holding claims as noteholders, landlords, vendors or suppliers, retirement plan participants and other unsecured creditors. The exact timing and number of shares to be distributed will be subject to final calculation by the Company and Court approval. Shares held by the disbursing agent have been treated as outstanding, for purposes of computing earnings per share, and the distribution of those shares will not result in additional expense or income on the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winn-Dixie Stores, Inc.

Date: February 10, 2010	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer